Exhibit 99

Granite City Continues Its Positive Operating Performance Through Second Quarter 2010

Company Outperforms Industry with 5.3% Positive Comps for Sales and 4.6% Increase in Guest Counts Through First Six Months of 2010

EBITDA at $1.8 million for the Second Quarter 2010

MINNEAPOLIS August 9, 2010 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB), a Modern American upscale casual restaurant chain, today reported results for the second quarter ended June 29, 2010.

Highlights for the second quarter 2010 were as follows:

•      Total restaurant sales increased 5.1% to $23.2 million from $22.1 million a year-ago.  Comparable restaurant sales for the second quarter increased 5.3% to $22.2 million from $21.1 million a year-ago.

•      Guest counts at comparable restaurants increased 4.6% compared to a year-ago.

•      General and administrative expenses decreased $0.8 million in second quarter 2010 to $1.7 million compared to second quarter 2009

•      Restaurant-level income before occupancy (“IBO”) margin improved to 24.6% in the second quarter of 2010 from 23.5% in prior year second quarter

•      Company-wide EBITDA increased $0.6 million to $1.8 million in second quarter 2010 compared to $1.2 million in the second quarter 2009

•      Company generated positive cash flow from operations of $1.6 million

Second Quarter 2010 Financial Results

“We are very pleased to see our guest counts and same-store sales continue to grow throughout the second quarter,” said Steve Wagenheim, President and Chief Executive Officer of Granite City.  “We could feel the momentum building with our customers during the first quarter, and we can see by the second quarter results that we have been operating at a level that satisfies our customer’s expectations and drives home sales and cash flow.  We continue to remain cautiously optimistic that this momentum will continue throughout 2010 which will allow us to improve our cash position and overall operating results.”

Total revenue for the second quarter 2010 increased by 5.1% to $23.2 million compared to $22.1 million for the second quarter of 2009.  Total cost of sales before occupancy was $17.5 million in the second quarter or 75.4% of sales compared to prior year second quarter cost of sales before occupancy of $16.9 million or 76.5% of sales. The primary source of this percentage improvement was a decrease in labor costs as a percentage of revenue of 0.9 percentage points and a decrease in store operating expenses as a percentage of revenue of 0.5 percentage points, partially offset by a slight increase in commodity food costs.  For all the restaurants, the restaurant-level IBO margin was 24.6% for the second quarter of 2010 compared to 23.5% in the second quarter of 2009.

General and administrative expenses were $1.7 million or 7.1% of revenue for the second quarter of 2010, compared to $2.4 million or 11.0% of revenue for the second quarter of 2009.

The net loss for the second quarter of 2010 was $0.6 million or $(0.08) per share compared to a net loss of $2.5 million or $(0.94) per share in the second quarter of 2009.

Year to Date 2010 Financial Results

For all the restaurants, the restaurant-level IBO margin was 24.1% in the first half of 2010 compared to 23.1% in the first half of 2009.

Total revenue for the first half of 2010 increased by 4.4% to $45.5 million compared to $43.5 million for the first half of 2009.  Total cost of sales before occupancy was $34.5 million in the first half of 2010 or 75.9% of sales compared to first half 2009 cost of sales before occupancy of $33.5 million or 76.9% of sales. The primary source of this percentage improvement was a decrease in labor costs as a percentage of revenue of 0.8 percentage points and a decrease of store operating expenses as a percentage of revenue of 0.5 percentage points, partially offset by a slight increase in commodity food costs.

General and administrative expenses were $3.2 million or 7.1% of revenue for the first half of 2010, compared to $4.5 million or 10.3% of revenue for the first half of 2009.

The net loss for the first half of 2010 was $1.5 million or $(0.20) per share compared to a net loss of $5.3 million or $(1.95) per share in the first half of 2009.

Second Quarter 2010 Conference Call

The Company will host a conference call to discuss its second quarter financial results on Tuesday, August 10, 2010 at 10:00 am Central Time.  The call may be accessed by calling 1-888-450-4823 and referencing code 495253.  A replay of the call will be available for 30 days and may be accessed by calling 1-888-348-4629 and entering replay code 495253.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its second restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, our ability to avoid lease terminations and other material adverse consequences despite withholding rent from certain of our landlords during rent negotiations, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2010, as amended by the risks and uncertainties described in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO and company-wide EBITDA. As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, labor and restaurant operating costs.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating loss with the add-back of depreciation and amortization, net loss on disposal of assets and exit or disposal costs (Rogers & Troy). We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO, company-wide EBITDA, and prime costs as a percentage of revenue for the second quarters of 2010 and 2009 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more.  The contributions of this group of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson

	President and Chief Executive Officer	Chief Financial Officer

	(952) 215-0678	(952) 215-0676

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2010	June 30, 2009	June 29, 2010	June 30, 2009

Restaurant revenue	$23,219,069	$22,101,365	$45,458,432	$43,526,066

Cost of sales:
Food, beverage and retail	6,444,974	6,055,751	12,531,220	11,882,004
Labor	7,871,400	7,694,891	15,563,923	15,226,533
Direct restaurant operating	3,199,471	3,164,136	6,427,042	6,357,890
Occupancy	2,232,251	1,571,315	4,401,963	3,143,515
Total cost of sales	19,748,096	18,486,093	38,924,148	36,609,942

Pre-opening	—	18,333	—	211,262
General and administrative	1,659,041	2,430,751	3,215,044	4,495,067
Depreciation and amortization	1,480,103	1,728,140	2,957,079	3,434,717
Exit or disposal activities	128,791	173,460	260,392	601,540
(Gain) loss on disposal of assets	(27,632)	41,307	(76,155)	50,408
Operating income (loss)	230,670	(776,719)	177,924	(1,876,870)

Interest:
Income	3,884	110	4,183	1,608
Expense	(814,288)	(1,751,482)	(1,653,673)	(3,382,440)
Net interest expense	(810,404)	(1,751,372)	(1,649,490)	(3,380,832)

Net loss	$(579,734)	$(2,528,091)	$(1,471,566)	$(5,257,702)

Loss per common share, basic	$(0.08)	$(0.94)	$(0.20)	$(1.95)

Weighted average shares outstanding, basic	7,366,309	2,699,642	7,366,263	2,699,642

Selected Balance Sheet Information

	June 29, 2010	December 29, 2009

Cash	$2,485,207	$1,743,599
Current assets, including cash	$3,851,410	$3,139,018
Total assets	$53,988,462	$56,021,956
Current liabilities	$11,441,577	$11,668,965
Total liabilities	$47,843,992	$48,693,656
Shareholders’ equity	$6,144,470	$7,328,300

Non-GAAP Reconciliations Q2 2010 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$22,219,833	100%	$999,236	100%	$23,219,069	100%

Cost of sales:
Food, beverage and retail	6,165,300	27.7%	279,674	28.0%	6,444,974	27.8%
Labor	7,569,850	34.1%	301,550	30.2%	7,871,400	33.9%
Direct restaurant operating expenses	3,073,381	13.8%	126,090	12.6%	3,199,471	13.8%

Restaurant-level IBO*	$5,411,302	24.4%	$291,922	29.2%	$5,703,224	24.6%

Occupancy					2,232,251	9.6%
Pre-opening					—	0.0%
General and administrative					1,659,041	7.1%

Company-wide EBITDA*					1,811,932	7.8%

Depreciation and amortization					1,480,103
Exit or disposal activities, other					101,159

Operating income					230,670

Interest:
Income					3,884
Expense					(814,288)
Net interest expense					(810,404)

Net loss as reported under GAAP					$(579,734)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$17,099,752	100%	$5,001,613	100%	$22,101,365	100%

Cost of sales:
Food, beverage and retail	4,666,629	27.3%	1,389,122	27.8%	6,055,751	27.4%
Labor	5,793,464	33.9%	1,901,427	38.0%	7,694,891	34.8%
Direct restaurant operating expenses	2,399,489	14.0%	764,647	15.3%	3,164,136	14.3%

Restaurant-level IBO*	$4,240,170	24.8%	$946,417	18.9%	$5,186,587	23.5%

Occupancy					1,571,315	7.1%
Pre-opening					18,333	0.1%
General and administrative					2,430,751	11.0%

Company-wide EBITDA*					1,166,188	5.3%

Depreciation and amortization					1,728,140
Exit or disposal activities, other					214,767

Operating loss					(776,719)

Interest:
Income					110
Expense					(1,751,482)
Net interest expense					(1,751,372)

Net loss as reported under GAAP					$(2,528,091)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 2010 YTD Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$42,867,296	100%	$2,591,136	100%	$45,458,432	100%

Cost of sales:
Food, beverage and retail	11,819,951	27.6%	711,269	27.5%	12,531,220	27.6%
Labor	14,726,335	34.4%	837,588	32.3%	15,563,923	34.2%
Direct restaurant operating expenses	6,084,133	14.2%	342,909	13.2%	6,427,042	14.1%

Restaurant-level IBO*	$10,236,877	23.9%	$699,370	27.0%	$10,936,247	24.1%

Occupancy					4,401,963	9.7%
Pre-opening					—	0.0%
General and administrative					3,215,044	7.1%

Company-wide EBITDA*					3,319,240	7.3%

Depreciation and amortization					2,957,079
Exit or disposal activities, other					184,237

Operating income					177,924

Interest:
Income					4,183
Expense					(1,653,673)
Net interest expense					(1,649,490)

Net loss as reported under GAAP					$(1,471,566)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 2009 YTD Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$33,043,914	100%	$10,482,152	100%	$43,526,066	100%

Cost of sales:
Food, beverage and retail	8,966,890	27.1%	2,915,114	27.8%	11,882,004	27.3%
Labor	11,204,791	33.9%	4,021,742	38.4%	15,226,533	35.0%
Direct restaurant operating expenses	4,742,264	14.4%	1,615,626	15.4%	6,357,890	14.6%

Restaurant-level IBO*	$8,129,969	24.6%	$1,929,670	18.4%	$10,059,639	23.1%

Occupancy					3,143,515	7.2%
Pre-opening					211,262	0.5%
General and administrative					4,495,067	10.3%

Company-wide EBITDA*					2,209,795	5.1%

Depreciation and amortization					3,434,717
Exit or disposal activities, other					651,948

Operating loss					(1,876,870)

Interest:
Income					1,608
Expense					(3,382,440)
Net interest expense					(3,380,832)

Net loss as reported under GAAP					$(5,257,702)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.